UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

SIENTRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36709	20-5551000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(Address of principal executive offices, with zip code)

(805) 562-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Explanatory Note

As previously reported, on July 25, 2017, Sientra, Inc. (the “Company”) completed its acquisition (the “Acquisition”) of Miramar Labs, Inc., a Delaware corporation (“Miramar”).

The Company filed a Current Report on Form 8-K/A (Amendment No. 1) on October 5, 2017 (the “8-K/A”) with respect to the Acquisition, which contained the required:

•	historical financial statements of Miramar, in accordance with Rule 3-05 of Regulation S-X

•	pro forma financial information of the Company and Miramar in accordance with Article 11 of Regulation S-X giving effect to certain pro forma events relating to the Acquisition

In accordance with applicable rules, the prior 8-K/A contained information at and for the periods ended March 31, 2017 and comparable prior year and other required periods. This Current Report on Form 8-K is being filed to voluntarily update the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the 12 months ended December 31, 2017.

Item 8.01	Other Events.

SingerLewak LLP consents to reference to its firm under the caption “Experts” in the Registration Statement (Form S-3) (Reg. No. 333-222453) and related Prospectus of the Company and to the incorporation by reference therein of its report dated March 16, 2017, relating to the consolidated financial statements of Miramar Labs, Inc., appearing in the Current Report on Form 8-K/A filed by Sientra, Inc. on October 6, 2017. A copy of the consent dated April 30, 2018 is filed as Exhibit 23.3 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

23.3	Consent of SingerLewak LLP, Independent Registered Public Accounting Firm

99.1	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended December 31, 2017 of the Company and Miramar Labs, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENTRA, INC.

Date: April 30, 2018	By:	/s/ Jeffrey M. Nugent
Jeffrey M. Nugent
Chairman of the Board of Directors and
Chief Executive Officer